                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]



                            SERIES G PREFERRED STOCK

                                      AND

                           WARRANT PURCHASE AGREEMENT

                                    BETWEEN

                         INSPIRE PHARMACEUTICALS, INC.

                                      AND

                                GENENTECH, INC.

                         DATED AS OF DECEMBER 17, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                         PAGE
                                                         ----
SERIES G PREFERRED STOCK..............................     1

1.  SALE AND PURCHASE OF SHARES; CLOSING..............     1

 1.1  Authorization of Shares.........................     1
 1.2  Sale and Purchase of Shares.....................     1
 1.3  Closing.........................................     2
 1.4  Delivery........................................     3
 1.5  Conversion Prior to Occurrence of All Closings..     3
 1.6  Use of Proceeds.................................     3

2.  REPRESENTATIONS AND WARRANTIES OF COMPANY.........     4

 2.1  Organization; Good Standing and Qualification...     4
 2.2  Authorization...................................     4
 2.3  Valid Issuance of Shares........................     4
 2.4  Governmental Consents...........................     4
 2.5  Capitalization..................................     5
 2.6  Subsidiaries....................................     6
 2.7  Environmental and Safety Laws...................     6
 2.8  Litigation......................................     6
 2.9  Intellectual Property...........................     6
 2.10 Compliance with Other Instruments...............     6
 2.11 Contracts and Commitments.......................     7
 2.12 Related-Party Transactions......................     7
 2.13 Permits, etc....................................     7
 2.14 Information Supplied to Purchasers..............     8
 2.15 Corporate Documents.............................     8
 2.16 Title to Property and Assets....................     8
 2.17 Financial Statements............................     8
 2.18 Undisclosed Liabilities.........................     8
 2.19 Absence of Certain Developments.................     8
 2.20 Employee Benefit Plans..........................     9
 2.21 Tax Returns; Payments and Elections.............     9
 2.22 Qualified Small Business Stock..................     9
 2.23 Securities Laws.................................     9

3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......    10

 3.1  Authorization...................................    10
 3.2  Purchase Entirely for Own Account...............    10
 3.3  Disclosure of Information.......................    10
 3.4  Investment Experience...........................    10
 3.5  Accredited Purchaser............................    10
 3.6  Restricted Securities...........................    11

4.  CONDITIONS TO OBLIGATIONS OF PURCHASER............    11

 4.1  Representations and Warranties..................    11
 4.2  Performance.....................................    12
 4.3  Opinion of Counsel..............................    12
 4.4  Securities Law Approvals........................    12

                                      (i)

 4.5  Investors' Rights Agreement.....................   12
 4.6  License Agreement...............................   12
 4.7  Certificates and Documents......................   12
 4.8  Compliance Certificate..........................   12
 4.9  Absence of Litigation...........................   12
 4.10 Other Matters...................................   12

5.  CONDITIONS TO OBLIGATIONS OF COMPANY..............   13

 5.1  Representations and Warranties..................   13
 5.2  Performance.....................................   13
 5.3  Payment of Purchase Price.......................   13
 5.4  Stockholders Agreement..........................   13
 5.5  Investors' Rights Agreement.....................   13
 5.6  License Agreement...............................   13
 5.7  Absence of Litigation...........................   13
 5.8  Other Matters...................................   13

6.  COVENANTS.........................................   14

 6.1  Financial Statements............................   14
 6.2  Employee Agreements.............................   14

7.  RESTRICTIONS ON TRANSFER; LEGENDS.................   14

 7.1  Legend..........................................   14
 7.2  Restrictions on Transfer........................   15

8.  MISCELLANEOUS.....................................   15

 8.1  Survival of Representations and Warranties......   15
 8.2  Assignment; Binding Effect......................   15
 8.3  Governing Law...................................   16
 8.4  Counterparts....................................   16
 8.5  Captions........................................   16
 8.6  Indemnification.................................   16
 8.7  Notices.........................................   16
 8.8  Amendments and Waivers..........................   17
 8.9  Severability....................................   17
 8.10 Entire Agreement................................   17

                        LIST OF SCHEDULES AND EXHIBITS
                        ==============================

          SCHEDULE 1   COMPANY DISCLOSURE SCHEDULE

          EXHIBIT A    AMENDMENT
          EXHIBIT B    FORM OF WARRANT
          EXHIBIT C    INVESTORS' RIGHTS AGREEMENT
          EXHIBIT D    FORMS OF PROPRIETARY INFORMATION AGREEMENTS
          EXHIBIT E    OPINION OF COUNSEL

                                     (ii)

                           SERIES G PREFERRED STOCK
                        AND WARRANT PURCHASE AGREEMENT

          THIS SERIES G PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of December 16, 1999 (the "Effective Date"), is entered into by and between Inspire Pharmaceuticals, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, and Genentech, Inc. (the "Purchaser"), a corporation organized and existing under the laws of the State of Delaware.

                            PRELIMINARY STATEMENTS
                            ----------------------

          A. The Company and the Purchaser are entering into that certain Development, License and Supply Agreement (the "License Agreement"), of even date herewith, pursuant to which, inter alia, the Company has granted to the Purchaser certain license rights with respect to the technology identified therein.

          B. The Company has authorized the sale and issuance of an aggregate of up to 1,200,000 shares (the "Shares") of the Series G Non Voting Convertible Preferred Stock of the Company, par value $0.001 per share (the "Series G Stock"), and the sale and issuance of warrants (the "Warrants") to purchase an aggregate of up to 533,333 shares (the "Warrant Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock").

          C. The Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Shares and the Warrants on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing statements and the mutual covenants and agreements of the parties contained in this Agreement, the parties hereto agree as follows:

1.        SALE AND PURCHASE OF SHARES; CLOSING.

          1.1 Authorization of Shares. Prior to the First Closing (as defined in Section 1.3), the Company shall have: (i) adopted and filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Amendment"), which sets forth the relative terms of the Series G Stock to be purchased under this Agreement; (ii) authorized the sale and issuance to the Purchaser of the Shares and the Warrants; and (iii) authorized the sale and issuance to the Purchaser of the Warrant Shares upon the exercise of the Warrants.

          1.2 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at each Closing the Company shall sell and issue, and the Purchaser shall purchase:

          (a) Upon the Effective Date: (i) an aggregate of 1,000,000 shares of Series G Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $10,000,000; and (ii) Warrants for an aggregate of 444,444 shares of Common Stock at a purchase price of $0.001 per underlying Warrant Share, for an aggregate purchase price of $444.44.

          (b) Upon the achievement of the first milestone described in Section 7.2(a) of the License Agreement: (i) an aggregate of 100,000 shares of Series G Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $1,000,000; and (ii) Warrants for an aggregate of 44,444 shares of Common Stock at a purchase price of $0.001 per underlying Warrant Share, for an aggregate purchase price of $44.44.

          (c) Upon the achievement of the first milestone described in Section 7.2(b) of the License Agreement: (i) an aggregate of 100,000 shares of Series G Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $1,000,000; and (ii) Warrants for an aggregate of 44,444 shares of Common Stock at a purchase price of $0.001 per underlying Warrant Share, for an aggregate purchase price of $44.44.

          The Purchaser shall promptly provide the Company with notice of the occurrence of the events set forth in Sections 1.2(b) and (c).

          The aggregate purchase price to be paid for the shares of Series G Stock and the Warrants to be paid at each Closing shall be referred to, collectively, as the "Purchase Price".

     1.3  Closing.

          (a) The closing of the sale and purchase of the Shares and the Warrants as provided in Section 1.2(a) (such closing, the "First Closing") shall take place on the Effective Date (the "First Closing Date").

          (b) The closing of the sale and purchase of the Shares and the Warrants upon the occurrence of the event set forth in Section 1.2(b) (such closing, the "Second Closing") shall take place 3 business days following the date on which such event occurs (the "Second Closing Date").

          (c) The closing of the sale and purchase of the Shares and Warrants upon the occurrence of the event set forth in Section 1.2(c) (such closing, the "Third Closing") shall take place 3 business days following the date on which such event occurs (the "Third Closing Date").

          (d) The First Closing shall take place at 10:00 a.m. at the offices of the Purchaser on December 15, 1999, or such other time, date and place as are mutually agreeable to the Company and the Purchaser. Each of the other Closings shall take place at such time, date and place as are mutually agreeable to the Company and the Purchaser;

provided that if any such Closing has not occurred prior to the end of the 30 day period provided in Section 1.3(b) or (c), as the case may be, then such Closing shall take place at 10:00 a.m. at the offices of the Purchaser on such third day (or if such day is not a business day, on the business day next following such day).

     1.4 Delivery. At each Closing, subject to the terms and conditions of this Agreement, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased at such Closing, and a certificate, substantially in the form attached hereto as Exhibit B, evidencing the Warrants being purchased by the Purchaser, against payment to the Company of the Purchase Price, by wire transfer, certified check or other method acceptable to the Company.

     1.5 Conversion Prior to Occurrence of All Closings. In the event that the Company affects a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, prior to the occurrence of all of the Closings, the Company will issue, and the Purchaser will purchase, that number of shares of Common Stock which is equal to the quotient obtained by dividing the Purchase Price by the average of the Fair Market Value of the Common Stock for the twenty (20) Business Days (as such term is hereinafter defined) immediately preceding the Closing Date (such average being hereinafter referred to as the "Conversion Value"). For purposes of this Agreement, the term "Business Day" shall mean a day on which the Nasdaq National Market or, if the Common Stock is not then listed on the Nasdaq National Market, any other established exchange or national system on which the Common Stock is listed, is open for any trading; and "Fair Market Value" shall mean, for any Business Day, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market, on any established stock exchange or national market system on which the Common Stock is listed for such Business Day. For purposes of this Agreement, following any such conversion, except where context dictates otherwise: the term "Shares" shall mean the aggregate number of shares of Common Stock issuable pursuant to clause (i) above; the term "Warrants" shall mean the warrants to purchase Common Stock issuable pursuant to clause (ii) above; and the term "Warrants Shares" shall mean the aggregate number of shares of Common Stock issuable pursuant to the exercise of the warrants issuable pursuant to clause (ii) above.

     1.6 Use of Proceeds. The Company shall use [CONFIDENTIAL TREATMENT REQUESTED] of the proceeds from the sale of the Shares and Warrants to fund the Phase IIa clinical trials, as contemplated by Section 5.7(b)(i) of the License Agreement. The remaining balance of such proceeds shall be used to fund other studies, as contemplated by Section 5.7(b)(ii) of the License Agreement.

2.   REPRESENTATIONS AND WARRANTIES OF COMPANY.

     Except as set forth in the Disclosure Schedule attached as Schedule 1, the Company hereby represents, warrants and agrees to and with the Purchasers, as of the date of this Agreement and each Closing Date, as follows:

     2.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Agreement, the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Investors' Rights Agreement") and the other agreements and documents contemplated hereby and thereby (collectively, the "Closing Documents") and the consummation of the transactions contemplated by the Closing Documents. The Company is duly qualified to transact business and is in good standing in the State of North Carolina and in each other foreign jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Authorization. This Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights; and (ii) judicial discretion in the availability of equitable relief. The Company's execution, delivery and performance of its obligations under the Closing Documents have been duly authorized by all necessary corporate, stockholder or other action of the Company. The Company has full power and authority to enter into this Agreement.

     2.3 Valid Issuance of Shares. The Shares and the Warrants, when issued, sold and delivered in accordance with this Agreement in exchange for the Purchase Price, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than those contained in this Agreement and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Common Stock, issuable upon conversion of the Shares (such Common Stock, the "Conversion Shares") shall have been duly and validly reserved for issuance, and the Common Stock issuable upon exercise of the Warrants shall have been duly and validly reserved for issuance. Upon the issuance of the Conversion Shares in accordance with the terms of the Amendment, the Conversion Shares shall be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all currently applicable federal and state securities laws. Upon the issuance of the Warrant Shares in accordance with the terms of the Warrant, the Warrant Shares shall be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all currently applicable federal and state securities laws.

     2.4 Governmental Consents. The Company is not required to obtain the consent, approval, order, or authorization of, or complete any registration, qualification, designation, declaration or filing with, any federal, state, local, or provincial governmental authority in connection with the execution, delivery and performance of the Closing Documents and the consummation of the transactions contemplated thereby, except for (i) filing the Amendment with the Secretary of State of the State of Delaware, and (ii) certain federal and state securities law notice filings which the Company agrees to make in a timely fashion.

     2.5 Capitalization. As of the Closing Date, the authorized capital of the Company shall consist of the following:

          (a) 56,000,000 shares of Common Stock and 52,000,000 shares of preferred stock, $0.001 par value per share, of which: (i) 9,365,000 shares shall have been designated Series A Convertible Preferred Stock (the "Series A Stock"); (ii) 9,365,000 shares shall have been designated Series AA Convertible Preferred Stock; (iii) 10,881,014 shares shall have been designated Series B Convertible Preferred Stock (the "Series B Stock"); (iv) 10,881,014 shares shall have been designated Series BB Convertible Preferred Stock; (v) 375,000 shares have been designated Series C Convertible Preferred Stock (the "Series C Stock"); (vi) 416,667 shares have been designated Series D Convertible Preferred Stock (the "Series D Stock"); (vii) 8,000,000 shares shall have been designated Series E Convertible Preferred Stock (the "Series E Stock"); (viii) 28,170 shares have been designated Series F Convertible Preferred Stock (the "Series F Stock"); and (ix) 1,200,000 share have been designated Series G Stock.

          (b) The issued and outstanding shares of Common Stock and Preferred Stock are set forth in Section 2.5(b) of the Disclosure Schedule. Sufficient shares of Common Stock have been reserved for issuance upon conversion of all outstanding shares of Preferred Stock. Sufficient shares of Common Stock have been duly reserved for issuance upon conversion of the Series G Stock to be issued hereunder and 533,333 shares of Common Stock have been reserved for issuance upon exercise of the Warrants to be issued hereunder. In addition, 4,000,000 shares of Common Stock have been reserved for issuance under the Company's 1995 Stock Plan, as amended from time to time (the "Stock Plan"), of which options for 1,231,250 shares have been exercised and options for 2,590,406 shares are issued and remain outstanding.

          (c) Except as set forth in this Section 2 and on Schedule 1, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock, other than options issued and outstanding under the Stock Plan.

          (d) Except as disclosed on Schedule 1 and except as set forth in this Agreement and the Amendment, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the knowledge of the Company, between or among any holders of its capital stock, relating to the acquisition (including the redemption by the Company), disposition, or voting of the capital stock of the Company. The issuance of the Shares sold hereunder is not, and the issuance of the Conversion Shares, if any, will not be, subject to any preemptive rights or rights of first refusal.

     2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

     2.7 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.8 Litigation. There is no action, suit, proceeding, or investigation currently pending or, to the knowledge of the Company, currently threatened against the Company or any of its officers or directors that: (i) might result in any material adverse change in the assets, condition, affairs, or prospects of the Company, financially or otherwise; or (ii) might result in any material change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

     2.9 Intellectual Property. The Company has sufficient rights in, or owns, all licenses, patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as proposed to be conducted without, to the Company's knowledge, any material conflict with or infringement of the intellectual property rights of any third party. A list of: (i) the material intellectual property rights owned by, or licensed to, the Company, and (ii) agreements relating to outstanding options or agreements of any kind relating to the foregoing, is set forth on
Schedule 1. The Company has not received any communications alleging that the Company has infringed or misappropriated or, by conducting its business as proposed, would infringe or misappropriate any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right of any third party. The Company has no knowledge that any of its employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or is subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her ability to perform his or her intended duties for the Company or that would conflict with the intended business of the Company. Except as disclosed on
Schedule 1, the Company does not intend to utilize any inventions made by its current employees or consultants prior to their association with the Company. Except as set forth on Schedule 1, each employee of and consultant to the Company has entered into a proprietary information agreement substantially similar to one of the forms attached hereto as Exhibit D, and each employee and consultant has made no material exceptions thereto.

     2.10 Compliance with Other Instruments. The Company is not in violation or default of (i) any provision of its Certificate of Incorporation or By-laws,
(ii) any instrument, judgment, order, writ, decree or contract legally binding upon the Company, or (iii) to the knowledge of the Company, any material provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Closing Documents and the consummation of the transactions contemplated therein by the

Company will not: (x) conflict with, nor result in any violation of or default under any such instrument, judgment, order, writ, decree, contract or provision; or (y) give rise to any event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval that applies to the Company, its business or operations or any of its assets or properties.

     2.11 Contracts and Commitments. Schedule 1 lists all agreements, contracts, obligations or commitments to which the Company is a party or by which it or any of its properties are bound that are material to the conduct and operations of the Company's business and properties, including, but not limited to any employment contracts; stock redemption or purchase agreements; loan agreements, security agreements and guaranties; licenses, distributor or sales representative agreements; agreements with officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit sharing, retirement or stock option plans (collectively, "Material Contracts"). Each such Material Contract constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, and is in full force and effect. The Company has not received any notice of default under any Material Contract, and there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the knowledge of the Company, no other party to a Material Contract is in default thereunder and there is no state of facts which upon notice or lapse of time or both would constitute such a default. Neither the Company nor, to its knowledge, any of its employees, officers or directors is a party to any contract or agreement that prohibits them from freely engaging in the business of the Company.

     2.12 Related-Party Transactions. No employee, officer, consultant, director or principal stockholder of the Company, and no member of any such person's immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any such person. To the knowledge of the Company, none of the officers or directors of the Company has a business relationship (other than as a director, officer or employee) with the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship; provided, however, that direct or indirect ownership of less than a one percent interest in any entity shall not constitute an "ownership interest" for purposes of this Section 2.12. To the knowledge of the Company, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract with the Company.

     2.13 Permits, etc. The Company has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its current operations, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company has not received notice that it is in violation in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.14 Information Supplied to Purchasers. Neither this Agreement, nor the Schedules and Exhibits attached, nor any document, certificate, projection or statement furnished to the Purchasers by or on behalf of the Company in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Company which adversely affects or in the future may (to the extent reasonably foreseeable) adversely affect the same that has not been set forth in this Agreement or in the Schedules or Exhibits attached.

     2.15 Corporate Documents. As of the Closing, the Certificate of Incorporation of the Company shall be in the form of the Amendment.

     2.16 Title to Property and Assets. The property and assets of the Company that it owns are free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which have arisen in the ordinary course of business and which, either singly or the aggregate, do not materially impair the Company's ownership or use of such property or assets.

     2.17 Financial Statements. The Company has delivered to the Purchasers its audited financial statements at December 31, 1998 and for the fiscal year then ended and its unaudited financial statements at October 31, 1999 and for the month then ended and year-to-date (collectively, the "Financial Statements"). The statements are true, complete and correct in all material respects subject (in the case of the unaudited statements) to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period and are consistent with each other. The Financial Statements accurately set out, describe and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein subject (in the case of the unaudited statements) to normal year-end adjustments.

     2.18 Undisclosed Liabilities. Except as set forth in Schedule 1, the Company has no liability (fixed, accrued or contingent, including any liabilities for taxes due) that is not fully reflected or provided for on the Financial Statements as defined in Section 2.17, except liabilities incurred in the ordinary course of business since October 31, 1999, none of which, individually or in the aggregate, has been or is materially adverse to the condition, financial or otherwise, of the Company or its assets, properties or business.

     2.19 Absence of Certain Developments. Since October 31, 1999, except as contemplated by this Agreement, there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the assets, liabilities, properties, or business of the Company, (ii) no declaration, setting aside, or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company and no undertaking by the Company to do any of the foregoing,
(iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor,
(v) no extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company (other than in connection with a change of position or duties), (vi) no material loss, destruction or damage to any property of the Company, whether or not insured,
(vii) no labor dispute involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, and
(viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction, by the Company other than for fair value in the ordinary course of business.

     2.20 Employee Benefit Plans. Except as set forth in Schedule 1, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

     2.21 Tax Returns; Payments and Elections. The Company has duly and timely filed all tax returns and reports as required by applicable law. Such returns and reports are true and correct in all material respects, including without limitation the amount shown as due from the Company. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company's tax returns have not been audited by the United States Internal Revenue Service or by any state taxing authority and, to the knowledge of the Company, no such audit has been threatened by any such federal or state authority.

     2.22 Qualified Small Business Stock. The Company is a "qualified small business," as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Shares constitute "qualified small business stock" as defined in Section 1202(c) of the Code. The Company covenants and agrees to comply with the reporting and recordkeeping requirements of Section 1202 of the Code and any regulations promulgated thereunder and to execute and deliver to the Purchasers and the Internal Revenue Service, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Shares and the Conversion Shares to qualify as "qualified small business stock," as defined in Section 1202(c) of the Code.

     2.23 Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, issuance and sale of the Shares, the Warrants, the Warrant Shares and the Conversion Shares in accordance with this Agreement is, and will be, in compliance with applicable federal and state securities laws.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     The Purchaser hereby represents, warrants and agrees to and with the Company, as of the date of this Agreement and each Closing Date, as follows:

     3.1 Authorization. The Closing Documents constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, subject to and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws generally applicable to creditors rights, and (ii) judicial discretion in the availability of equitable relief. The Purchaser's execution and delivery of, and performance of its obligations under, the Closing Documents have been duly authorized by all necessary corporate, stockholder or other action of the Purchaser. The Purchaser has full power and authority to enter into this Agreement.

     3.2  Purchase Entirely for Own Account.    This Agreement is made with the
Purchaser in reliance upon the Purchaser's representation to the Company, which the Purchaser hereby confirms by execution of this Agreement, that the Shares, the Warrants, the Warrant Shares and the Conversion Shares (collectively, the "Securities") will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser is not a party to and is not bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

     3.3  Disclosure of Information.    The Purchaser has received all the
information that it considers necessary or appropriate for deciding whether to purchase the Shares and the Warrants. The Purchaser further represents that it has had sufficient opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Warrants. Notwithstanding the foregoing, this Section 3.3 in no way limits the Company's representations and warranties made to the Purchaser under Section 2.

     3.4  Investment Experience.    The Purchaser acknowledges that it is able
to protect its own interests, can bear the economic risk of its investment, and has such knowledge and such experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares and the Warrants. The Purchaser also represents it has not been organized for the purpose of acquiring the Shares and the Warrants.

     3.5  Accredited Purchaser.    The Purchaser is an "accredited investor"
within the meaning of Rule 501 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     3.6  Restricted Securities.

          (a) The Purchaser understands that: (i) the Shares and the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement and that the Shares and the Warrants are, and upon issuance of the Conversion Shares and/or exercise of the Warrant Shares, will be, "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving registration under the Securities Act; (ii) the Purchaser must bear the economic risk of this investment indefinitely unless the Shares, the Warrants, the Warrant Shares or the Conversion Shares, as the case may be are registered pursuant to the Securities Act or an exemption from such registration is available; (iii) the Company has no present intention of registering the Securities or any shares of its capital stock; and (iv) there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Purchaser might propose.

          (b) The Purchaser acknowledges and agrees that the Shares and the Warrants and, if issued, the Conversion Shares and the Warrants Shares, must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available or as otherwise permitted by applicable federal or state law. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the United States Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.


4.   CONDITIONS TO OBLIGATIONS OF PURCHASER.

     The obligations of the Purchaser under this Agreement are subject to the fulfillment, or waiver by the Purchaser, of each of the following conditions of the Company on or before each Closing:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company as of the Closing.

     4.3 Opinion of Counsel. The Purchaser shall have received an opinion from Smith, Stratton, Wise, Heher & Brennan, counsel to the Company, dated as of the Closing, addressed to the Purchaser, and substantially in the form attached hereto as Exhibit E.

     4.4 Securities Law Approvals. The Company shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect as of the Closing.

     4.5 Investors' Rights Agreement. The Company, the requisite number of stockholders of the Company who are parties to the Investors' Rights Agreement and the Purchaser shall have entered into the Investors' Rights Agreement.

     4.6 License Agreement. The Company and the Purchaser shall have entered into the License Agreement.

     4.7 Certificates and Documents. The Company shall have delivered to counsel for the Purchaser a copy of the Certificate of Incorporation of the Company, as in effect immediately prior to the Closing, certified by the Secretary of State of the State of Delaware and a certificate, as of the most recent practicable date, of the Secretary of State of the State of Delaware and of the Secretary of State of the State of North Carolina as to the Company's corporate good standing.

     4.8 Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled and stating that there shall have been no materially adverse change in the business, affairs, prospectus, operations, properties, assets or condition of the Company since October 31, 1999.

     4.9 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Closing or of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions.

     4.10 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchaser and their counsel, and the Purchaser and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.   CONDITIONS TO OBLIGATIONS OF COMPANY.

     The obligations of the Company under this Agreement are subject to the fulfillment, or waiver by the Company, of each of the following conditions of the Purchaser on or before each Closing.

     5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser as of the Closing.

     5.3 Payment of Purchase Price. The Purchaser shall have delivered the Purchase Price.

    5.4 Stockholders Agreement. The Purchaser shall have become a party to that certain Second Amended and Restated Stockholders' Agreement dated as of April 8, 1997, as amended, among the Company and certain stockholders of the Company (the "Stockholders' Agreement").

     5.5 Investors' Rights Agreement. The Company and the Purchaser shall have entered into the Investors' Rights Agreement.

     5.6 License Agreement. The Company and the Purchaser shall have entered into the License Agreement.

     5.7 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Closing or of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions.

     5.8 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.   COVENANTS.

     The Company covenants and agrees that the Company will perform and observe the following covenants and provisions:

     6.1 Financial Statements. The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records, and the Company shall furnish the following reports to the Purchaser:

          (a) As soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles and audited and certified by such independent public accountants of nationally recognized standing selected by the Company; and

          (b) As soon as practicable, but in any event within 30 days after the end of each quarter, an unaudited income statement and schedule as to the sources and application of funds and the balance sheet as of the end of such quarter.

     6.2 Employee Agreements. The Company shall require all its employees and consultants to enter into suitable agreements with provisions governing, among other things, the protection of confidential information, assignment of intellectual property and competition with the Company. The Board of Directors shall approve the form of such agreements in advance.

     Notwithstanding the foregoing, this Section 6 will terminate upon conversion of the Shares into Conversion Shares or if the company registers any of its stock in connection with an initial public offering at a price of at least $3.00 per share and having gross proceeds to the Company of not less than $10,000,000.


7.   RESTRICTIONS ON TRANSFER; LEGENDS.

     7.1 Legend. The certificate evidencing the Securities that the Purchaser has agreed to purchase, and each certificate issued in transfer therefor, will bear a legend substantially as follows:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED

     UNDER THE ACT AND APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR IS IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

The certificate representing the Securities, and each certificate issued in transfer thereof, will also bear any additional legend required under any applicable securities law.

     7.2 Restrictions on Transfer. Absent an effective registration statement under the Act covering the disposition of the Securities, the Purchaser will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities, and the Company shall refuse to register the transfer of the Securities to the extent permissible by applicable law, unless such sale, transfer, assignment, pledge, hypothecation or other disposition is made in accordance with the provisions of Regulation D under the Act or is otherwise exempt from the registration and the prospectus delivery requirements of the Act and the registration or qualification requirements of any other applicable securities laws and the Purchaser provides the Company with an opinion of counsel (which may be counsel for the Company) which is satisfactory to the Company (both as to the issuer of the opinion and the form and substance thereof) to such effect. The Company agrees that an opinion of counsel will not be required for sales made in accordance with Rule 144, except in unusual circumstances.

8.   MISCELLANEOUS.

     8.1 Survival of Representations and Warranties. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     8.2  Assignment; Binding Effect.

          (a) Neither party may assign this Agreement without the prior written consent of the other party. Any attempted assignment not made in accordance with this Section 8.2(a) shall be void and of no effect.

          (b) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5 Captions. The captions used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.6 Indemnification. The Company shall indemnify, defend and hold harmless the Purchaser and its directors, officers, employees, agents and affiliates, and the directors, officers, employees and agents of such affiliates, against any and all liabilities, losses, costs or damages, together with all reasonable costs and expenses related thereto (including reasonable attorney's fees and expenses), arising from third party suits relating to or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained in this Agreement, including claims brought by other shareholders of the Company, except to the extent that any such liabilities, losses, costs or damages are a result of a misrepresentation made by the Purchaser.

     8.7 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the party for which such notice is intended, at the address set forth for such party below:

               (i)  In the case of the Company, to:

                    Inspire Pharmaceuticals, Inc.
                    4222 Emperor Boulevard, Suite 470
                    Durham, North Carolina  27703
                    Attention: Christy L. Shaffer, Ph.D.
                    Facsimile No.:  (919) 941-9797

            (ii)    In the case of the Purchaser, to:

                    Genentech, Inc.
                    1 DNA Way, Mailstop 49
                    South San Francisco, California  94080
                    Attention:  Corporate Secretary
                    Facsimile No.:  (650) 952-9881

or to such other address for such party as it shall have specified by like notice to the other party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth business day after such notice or request was deposited with the U.S. Postal Service.

     8.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                                     * * *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.


                                   COMPANY
                                   -------

                                   INSPIRE PHARMACEUTICALS, INC.


                                   By:  /s/ Christy L. Shaffer
                                        _______________________________________
                                        Christy L. Shaffer, Ph.D.
                                        President and Chief Executive Officer



                                   PURCHASER
                                   ---------

                                   GENENTECH, INC.


                                     By:  /s/ Arthur D. Levinson
                                          -------------------------------------
                                   Name:  Arthur D. Levinson, PH.D.
                                          -------------------------------------
                                   Title: President and Chairman of the Board
                                          -------------------------------------

                                  SCHEDULE 1
                                  ----------

                          COMPANY DISCLOSURE SCHEDULE
                          ---------------------------

          The inclusion of any agreement or other matter as part of this Schedule or any other Exhibit or Schedule to this Agreement should not be interpreted as indicating that the Company has determined that such agreement or other matter is necessarily material to the Purchasers.

Section 2.5(b)

     The issued and outstanding shares of capital stock of the Company as of the date of the Agreement are:

    ==============================================================================================
                   Class or Series                                       Outstanding Shares
    ----------------------------------------------------------------------------------------------
     Common Stock                                                              4,315,250
    ----------------------------------------------------------------------------------------------
     Series A Convertible Preferred Stock                                      9,200,000
    ----------------------------------------------------------------------------------------------
     Series AA Convertible Preferred Stock                                             0
    ----------------------------------------------------------------------------------------------
     Series B Convertible Preferred Stock                                     10,866,014
    ----------------------------------------------------------------------------------------------
     Series BB Convertible Preferred Stock                                             0
    ----------------------------------------------------------------------------------------------
     Series C Convertible Preferred Stock                                        375,000
    ----------------------------------------------------------------------------------------------
     Series D Convertible Preferred Stock                                        416,667
    ----------------------------------------------------------------------------------------------
     Series E Convertible Preferred Stock                                      6,201,985
    ----------------------------------------------------------------------------------------------
     Series F Convertible Preferred Stock                                              0
    ----------------------------------------------------------------------------------------------
     Series G Non Voting Convertible Preferred Stock                                   0
    ==============================================================================================


Section 2.5(c)

     1. The Company has entered into the following Warrant Agreements with Comdisco, Inc. ("Comdisco"):


                                    - S1 -

               (a) whereby the Company granted Comdisco the right to purchase up to an aggregate of 165,000 shares of Series A Stock at a purchase price of $1.00 per share subject to the terms and conditions of such Agreements, of which Comdisco transferred the right to purchase up to 16,500 shares of the Series A Stock at a purchase price of $1.00 to Gregory Stento,

               (b) whereby the Company granted Comdisco the right to purchase up to an aggregate of 15,000 shares of Series B Stock at a purchase price of $1.20 per share subject to the terms and conditions of such Agreements, and

               (c) whereby the Company granted Comdisco the right to purchase up to an aggregate of 28,170 shares of Series F Stock at a purchase price of $2.40 per share subject to the terms and conditions of such Agreements.

     2. The Company has entered into a Warrant Agreement with PharmaLogic Development, Inc. ("PharmaLogic") whereby the Company granted PharmaLogic the right to purchase up to an aggregate of 20,000 shares of Common Stock at a purchase price of $2.40 per share subject to the terms and conditions of such Agreement.


Section 2.5(d)

     1. The Company and each of H. Jefferson Leighton, Richard Boucher, Michael Knowles, T. Kendall Harden and M. Jackson Stutts are parties to Restricted Stock Purchase Agreements, each dated March 9, 1995 with respect to the shares of Common Stock held by such holders.

     2. The Company and the holders of the Series A Stock, the Series B Stock and the Series E Stock are parties to that certain Amended and Restated Investors' Rights Agreement, dated as of October 29, 1999, which provides, inter alia, for such holders' participation in certain equity offerings by the Company and the registration of the Common Stock and other securities issued upon the conversion of such holders' Series A Stock, Series B Stock and Series E Stock. (In addition, the holders of Series A Stock, Series B Stock and Series E Stock have certain rights and obligations under the Certificate of Incorporation in connection with certain issuances of securities by the Company.)

     3. The Company, the holders of the Series A Stock, Series B Stock, Series E Stock and certain holders of Common Stock are parties to that certain Second Amended and Restated Stockholders' Agreement, dated as of April 8, 1997, as amended, that pertains to the size of the Company's Board of Directors and the election of the directors of the Company and provides the Company and certain holders with a right of first refusal in connection with any such holder's disposition of any shares of Common Stock.

                                    - S2 -

     4. The Company and Kissei Pharmaceuticals Co., Ltd. are parties to that certain Registration Rights Agreement, dated as of September 10, 1998, that pertains to the registration of the Common Stock issued upon the conversion of Kissei's Series C Stock.

     5. The Company and Santen Pharmaceutical Co., Ltd. are parties to that certain Registration Rights Agreement, dated as of December 16, 1998, that pertains to the registration of the Common Stock issued upon the conversion of Santen's Series D Stock and the stock of such other holders who become parties to such Agreement.

     6. The Company maintains that certain 1995 Stock Plan, that governs the issuance of Incentive Stock Options and Non-Qualified Stock Options to select employees and consultants of the Company.

     7.   Also see Section 2.5(c) of this Schedule 1.


Section 2.9

     The following is a list of the Company's intellectual property describing the current status:

                                Issued Patents.
                                ---------------

     1.   Method of Treating Lung Disease with Uridine Triphosphates
          Licensed from The University of North Carolina-Chapel Hill
          Inventor:  R. Boucher
          U.S. Patent Issued 8 Mar 1994--U.S. Patent No. 5,292,498 Non-convention PCT application claiming UTPgamma-S, etc. (but not UTP) was filed 9 Oct 1992 with Foreign National Phase entered in Australia, Japan, Norway, and the EPO.
          Australia, Notice of Allowance, Jan 1998

     2. DNA Encoding the Human P2u Receptor and Null Cells Expressing P2u Receptor Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher, et al.
          U.S. Patent No. 5,691,156; Filed 19 May 1995; Issued 25 Nov 1997
          PCT filed 4 Oct 1994; Serial No. PCT/US94/11260; Abandoned 11 Apr 1996

     3. Methods of Detecting Compounds Which Bind to the P2u Receptor Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher, et al.
          U.S. Filed 19 May 1995 (Divisional Application)
          U.S. Patent No. 5,607,836; Issued 4 Mar 1997



                                    - S3 -

     4. DNA Encoding the Human P\\2u\\ Receptor and Null Cells Expressing P\\2u\\ Receptor Licensed from The University of North Carolina-Chapel Hill
          Inventors: R. Boucher, et al.
          U.S. Patent No. 5,596,088; Issued 21 Jan 1997
          Publication WO95/10538 on 20 Apr 1995

     5.   Method of Detecting Lung Disease
          Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher
          U.S. Patent No. 5,628,984; Issued 13 May 1997
          PCT filed 31 Jul 1996 designating all member countries
          South African national application filed 31 Jul 1996; Issued 30
          Apr 1997 as No. 96/6425
          Foreign National filings entered in EPO, Australia, Brazil, Canada, China, Israel, Japan, Mexico, New Zealand, Norway and Korea
          Japan and Korea examinations requested
          Publication WO97/05195 on 13 Feb 1997

     6.   Method of Detecting Lung Disease
          Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher
          U.S. Patent No. 5,902,567; Issued 11 May 1999
          Div. of above

     7.   Dinucleotides Useful for the Treatment of Lung Disease
          Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher, et al.
          U.S. Patent No. 5,635,160 filed 7 Jun 1995; Issued 3 Jun 1997
          PCT filed 6 Jun 1996 designating all member countries; Published WO96/40059 Dec 1996
          Foreign National Filings entered in EPO, Australia, Brazil, Canada, China, Japan, Mexico, Norway, New Zealand and S. Korea
          Hong Kong designated Oct. 1998

     8.   Dinucleotides Useful for the Treatment of Lung Disease
          Licensed from The University of North Carolina-Chapel Hill
          Inventors:  R. Boucher, et al.
          U.S. Patent No. 5,935,555 filed 8 May 1997; Issued 10 Aug. 1999 CIP of above.

     9. Method of Preventing or Treating Pneumonia in Immobilized Patients Using UTP and Related Compounds
          Inventors:  K. Jacobus and J. Leighton
          U.S. Patent No. 5,763,447; Filed 23 Jul 1996, U.S. Patent Issued 9 Jun 1998 S. Africa application filed July 23, 1997 as 97/6538



                                    - S4 -

          PCT Filed Jul 23, 1997; Serial No. PCT/US 97/12938
          Publication WO98/03182 on 29 Jan. 1998
          National Phase filing due 23 January 1999 with Australia, Canada, China, EP, Japan, Korea, Mexico and New Zealand to be designated

     10.  a.  Method of Treating Sinusitis with UTP and Related Compounds
          Inventors:  K. Jacobus, et al.
          U.S. Patent No. 5,789,391; Filed 3 Jul 1996, U.S. Patent Issued 4 Aug 1998 PCT filed 3 Jul 1997

          b-d. Three U.S. Divisionals: Each Allowed and U.S. Patent No. 5,958,897 issued 28 Sept. 1999; U.S. Patent No. 5,972,904 issued 26
          Oct. 1999; U.S. Patent No. 5,981,506 issued 9 Nov. 1999
          National Phase due 3 Jan 1999 with Australia, Canada, China, EP, Japan, Korea, Mexico and New Zealand to be designated

     11. Certain Dinucleotides and Their Use as Modulators of Mucociliary Clearance and Ciliary Beat Frequency
          Inventors:  W. Pendergast, et al.
          U.S. Patent No. 5,837,861; issued 17 Nov. 1998
          PCT filed 6 Feb 1998
          Non-convention Foreign Filings conducted in Argentina, Malaysia, S. Africa 10 Feb 1998
          Claims for compounds (NCEs) and also formulations, methods of treatment National Phase filings entered in Australia, Brazil, Canada, China, EPO, Japan, S. Korea, Mexico, Norway, New Zealand

     12.  Method of Treating Dry Eye Disease with Purinergic Receptor Agonists
          Inventors:  B. Yerxa, et al.
          U.S. Patent No. 5,900,407; issued 4 May 1999
          PCT Filed 6 Feb 1998
          Non-convention countries S. Africa and Malaysia designated 6 Feb 1998 National Phase filings entered in Australia, Brazil, Canada, China, EPO, Indonesia, Japan, S. Korea, Mexico, New Zealand, Norway, Singapore and Viet Nam

     13. A Sterilized Isotonic and pH-Adjusted Pharmaceutical Formulation of Uridine Triphosphate
          Inventors:  K. LaCroix, et al.
          U.S. Patent No. 5,962,432 filed 3 Jul 1996 issued 5 Aug. 1999
          US CIP filed 23 Dec 1997; PCT filing 23 Dec. 1998

     14.  Novel Pharmaceutical Compositions of Uridine Triphosphate
          Inventors:  K. LaCroix, et al.
          U.S. CIP of US Patent No. 5,962,432 filed 23 Dec 1997



                                    - S5 -

          U.S. Patent No. 5,968,913 issued 19 Oct. 1999
          Non-convention countries S. Africa, Argentina, and Taiwan designated 23 Dec. 1998
          National Phase due 23 June, 2000


                             Other Patent Filings.



     15.  Method of Treating Otitis Media with UTP and Related Compounds
          Inventors:  D. Drutz, et al.
          U.S. Filed 15 Feb 1996
          PCT filed 14 Feb 1997 designating all member countries
          Published WO97/29756 on 21 Aug 1997
          Non-convention countries S. Africa and Argentina designated
          Foreign National Phase entered in EPO, Canada, Mexico, Australia, New Zealand, Japan, China, and Korea

     16. Method of Treating Ciliary Dyskinesia with UTP and Related Compounds * Licensed from The University of North Carolina-Chapel Hill
          Inventors:  K. Jacobus, et al.
          U.S. filed 27 Mar 1996
          PCT filed 27 Mar 1997 designating all member countries
          Publication as WO97/35591 on 2 Oct 1997
          Foreign National Phase entered in Australia, Canada, China, EP, Japan, Korea, Mexico and New Zealand and Taiwan on 27 Sep 1998

     17. Method of Early Lung Cancer Detection Via Sputum Induction and Analysis of Sputum to Detect Cancer Associated Substances
          Inventors:  K. LaCroix , et al.
          U.S. Filed 8 Oct. 1996; PCT Filed 8 Oct. 1997 was not pursued. U.S. filed 10 April 1998 based on above.
          Publication as WO98/15835 on 16 Apr 1998


     18. Method of Treating Bronchitis with UTP and Related Compounds * Licensed from The University of North Carolina-Chapel Hill
          Inventors:  C. Shaffer, et al.
          U.S. Filed 7 Nov 1996
          PCT Filed 21 Oct 1997
          CPA filed 26 July 1999
          Publication as WO98/19685 on 14 May 1998
          National Phase filings entered in Australia, Brazil, Canada, China, EPO, Japan, Korea, Mexico, Norway, New Zealand


                                    - S6 -

     19.  a.  Method For Large-Scale Production of Di(Uridine 5'-)Tetraphosphate
          Inventors:  B. Yerxa, et al.
          Provisional US Filing 25 Jul 1997
          US CIP and PCT filed 24 Jul 1998
          Non-convention countries S. Africa, Argentina, and Indonesia designated 25 Jul 1998
          And Malaysia, Philippines, Thailand, and Taiwan requested 3 Nov. 1998 Published as WO99/05155
          National Phase filing due 25 Jan. 2000 with Australia, Brazil, Canada, China, EPO, Japan, Mexico, Norway, S. Korea, and New Zealand designated

          b. US CIP filed 25 Nov. 1998 "Method of Promoting Cervical and Vaginal Secretions"
          Notice of Allowance 15 Nov. 1999
          -------------------
          National Phase due 25 Nov. 1999 with Argentina, Australia, Brazil, Canada, EPO, Japan, Mexico, Norway, S. Africa, S. Korea, and New Zealand designated

     20.  Therapeutic Dinucleotide and Derivatives *
          Method of Use Patent
          Inventors:  B. Yerxa, et al.
          Provisional US Filing 22 May 1998
          US and PCT filing 22 May 1999
          National phase due 22 Nov. 2000

     21.  Method of Treating Lung Diseases with 5'-Diphosphate and Analogs
          Thereof*
          Inventors:  R. Boucher, et al.
          Provisional Filed Aug 1997 by UNC

          a.  U.S. Composition of Matter filing 28 Aug. 1998; patent pending

          b. US Div. Method of Use filed 13 July 1999; Notice of Allowance 27 Sept. 1999

          PCT filing 28 Aug 1998
          Published as WO99/09998 4 March 1999
          National phase due 28 Feb. 2000 with Australia, Brazil, Canada, China, Indonesia, Japan, Mexico, S. Korea, and New Zealand designated Non-convention countries S. Africa and Argentina designated Aug 1998

     22.  A Co-Invention Patent [UNC and Inspire] for Treating Lung Disease*
          Inventors: R. Boucher, et. al., US application filed Dec. 1998 Confidential matter




                                    - S7 -

     23.
          [CONFIDENTIAL TREATMENT REQUESTED]



     24.
          [CONFIDENTIAL TREATMENT REQUESTED]


     25. Non-patent intellectual property, including without limitation, unpatented inventions, trade secrets, service marks, know-how, clinical data and technical data, either developed by the Company or licensed from other entities, including The University of North Carolina at Chapel Hill.

     *    Inspire and UNC Joint Inventorship and/or Ownership


Section 2.11

The Company is a party to the following Material Contracts:


     1. Consultation and Scientific Advisory Board Agreements, dated March 10, 1995, between the Company and each of Drs. Richard Boucher and T. Kendall Harden (as amended).

     2. Consulting Agreements, dated March 10, 1995, between the Company and each of Drs. Michael Knowles (as amended) and M. Jackson Stutts (as amended).

     3. The following agreements, each dated March 10, 1995, between the Company and the University of North Carolina:

          (a) Sponsored Research Agreement, as amended;

          (b) Sole License Agreement regarding certain "P2U" technology;

          (c) Clinical Trial Agreement, as amended, including an amendment which provides for new clinical studies of INS316 and INS365 not specified in detail in the original agreement. Each specific clinical protocol is submitted and reviewed by UNC as an amendment to the master agreement. There is currently one ongoing study at UNC (mucociliary clearance study in nonsmokers and smokers).

     4. Lease, dated May 17, 1995, between the Company and Imperial Center Limited Partnership, as amended, for office and laboratory space located at Royal Center, Durham, North Carolina.




                                    - S8 -

     5. Agreement between the Company and Lineberry Associates, dated August 16, 1995, concerning data management and statistical analysis consulting services in connection with clinical trials.

     6. Confidentiality Agreement, dated August 16, 1995, between the Company and Susan Skinner relating to consulting services with respect to regulatory, chemistry and manufacturing issues.

     7. Master Lease Agreement, dated October 13, 1995, between the Company and Comdisco.

     8. Loan Agreement, dated October 13, 1995, between the Company and Comdisco in the original principal amount of $400,000.

     9. Consulting Agreement, dated January 15, 1996, between the Company and Dr. Jose L. Boyer, as amended.

     10. License Agreement, dated February 1, 1996, between the Company and the University of North Carolina for the use of the P2Y1 receptor.

     11. License Agreement, dated March 25, 1996, between the Company and the University of North Carolina for the use of the P2Y4 and P2Y5 receptors.

     12. Clinical Product Development Agreement, dated June 7, 1996, between the Company and Cook Imaging, Inc. concerning the formulation of clinical trial supplies.

     13. Confidential Disclosure Agreement between the Company and Beckloff & Associates, dated September 16, 1996, concerning cGMP audits.

     14. Sponsored Research Agreement, dated October 31, 1996, between the Company and the University of North Carolina.

     15. Confidential Disclosure Agreement, dated January 11, 1996, between the Company and Simirex relating to the packaging and labeling of the Company's potential products.

     16. Software License Agreement, dated January 14, 1997, between the Company and Tripos, Inc. whereby the Company licenses certain software from Tripos.

     17. Agreement between the Company and Pro Bio Sint, through the U.S. agent Davos, dated April 14, 1997, for clinical and pre-NDA development quantities of INS365.

     18. Clinical Trial Research Agreement, dated June 9, 1997, between the Company and Children's Hospital and Medical Center, for a clinical study in CF patients.



                                    - S9 -

     19. Agreement between the Company and Cirrus Pharmaceuticals, Inc., dated July 1, 1997, concerning analytical or development work to be provided by Cirrus.

     20. Supply Agreement between the Company and Yamasa Corporation, through the U.S. agent Summit Pharmaceuticals Corporation and Sumitomo Corporation, dated July 30, 1997, for clinical and clinical development quantities of UTP.

     21. Agreement between the Company and The Technology Partnership, dated September 17, 1997, concerning development of novel delivery system technology for the administration of UTP and/or INS365.

     22. Lease, dated December 30, 1997, between the Company and Petula Associates, Ltd. for office and laboratory space located at Royal Center, Durham, North Carolina.

     23. Confidential Disclosure Agreement, dated November 29, 1995, between the Company and Magellan Laboratories, Inc., Morrisville, North Carolina, related to various testing protocols (e.g. stability studies) ranging from 6 months to 2 years.

     24. Confidential Disclosure Agreement between the Company and McCrone Associates, dated January 7, 1998, concerning analytical work to be provided by McCrone

     25. Sponsored Research Agreement, dated January 12, 1998, between the Company and the University of North Carolina at Chapel Hill and amended March 1999 for research by Jose Boyer, entitled "Drug Discovery for p2t receptor and [human] ATP diphosphohydrolase." Isolation characterization of biologic targets and compound screening.

     26. Materials Transfer Agreement, dated February 4, 1998, between the Company and NeoGenesis Incorporated, Cambridge, Massachusetts relating to the transfer, screening and identification of compounds.

     27. Agreements, dated May 30, 1997 and December 6, 1996, between the Company and Mount Sinai Medical Center of Greater Miami concerning preclinical studies.

     28. Sublease Agreement, dated August 15, 1998, between the Company and SciQuest, Inc. concerning the Company's sublease to SciQuest of office and laboratory space located at Royal Center, Durham, North Carolina.

     29. Exclusive License Agreement, dated September 1, 1998, between the Company and the University of North Carolina concerning U.S. Patent No. 5,635,160 covering INS365 and related compounds and U.S. Patent Application Nos. 08/624,914 and 08/744,267 and all corresponding foreign applications.


                                    - S10 -

     30. Joint Development, License and Supply Agreement, dated as of September 10, 1998, between the Company and Kissei Pharmaceuticals Co., Ltd. for the development, commercialization and marketing of INS365 for the treatment of respiratory diseases in humans (excluding otitis media and sinusitis) in Japan.

     31. Sublease Agreement, dated September 22, 1998, between the Company and ICAgen, Inc. concerning ICAgen's sublease to the Company of office and laboratory space located at Royal Center, Durham, North Carolina.

     32. Ownership Agreement, dated September 28, 1998, between the Company and Suhaib M. Siddiqi concerning the allocation of revenues generated from the molecular software product referred to as "What If for Windows."

     33. Marketing and Distribution Agreement, dated October 22, 1998, between the Company, G. Vriend and European Molecular Biology Laboratories for the rights to market and distribute the molecular software product referred to as "What If for Windows."

     34. Joint Development, License and Supply Agreement, dated as of December 16, 1998, between the Company and Santen Pharmaceutical Co., Ltd. for the development, commercialization and marketing of INS365 for the therapeutic treatment of ocular surface diseases, i.e. dry eye disease regardless of how caused, in humans, in Japan and 9 other Asian countries.

     35. The Company has established a Scientific Advisory Board ("SAB"), as well as several Clinical Trial Boards: Cystic Fibrosis Advisory Board, Critical Care Advisory Board and Chronic Bronchitis Advisory Board. The members of each Advisory Board are compensated. The Company has entered into a Scientific Advisory Board Agreement with each of the eight members of the SAB and has granted each SAB member a non-qualified stock option to purchase up to 10,000 shares of Common Stock. None of the Clinical Trial Board members have stock in Inspire, other than Dr. Michael Knowles, founder of Inspire.

     36. Sponsored Research Agreements, dated January 15, 1998, between the Company and The Trustees of Columbia University in the City of New York, concerning research in accordance with its proposals entitled "Culture of Meibomian gland cells on permeable supports."

     37. Agreement between the Company and Tony Fox, M.D., Ph.D. dated January 20, 1999, concerning the Company's retention of Dr. Fox as a medical safety consultant.

     38. Agreement between the Company and Gary Novack, Ph.D. of PharmaLogic Development Inc. dated January 8, 1999, concerning consulting services to evaluate proposed ophthalmology business relationships.


                                    - S11 -

     39. Agreement between the Company and Simbec Research Limited dated February 10, 1999, concerning the conduct of a clinical trial of INS365 ophthalmic solution in normal subjects.

     40. Sponsored Research Agreement, dated March 15, 1999, between the Company and The Regents of the University of California, Berkeley, concerning research in accordance with its proposal entitled "Treatment of Macular Edema in Diabetes and in Age Related Macular
          Degeneration: Manipulation of Retinal Pigment Epithelial Fluid Transport."

     41. Agreement between the Company and Lineberry Research Associates dated March 26, 1999, concerning INS365, Data Management and Statistics services connected with a clinical trial of mucociliary clearance in non-smokers and smokers.

     42. Agreement with Cirrus Pharmaceuticals, Inc., Chapel Hill, North Carolina for formulation development work for a preclinical program dated March 30, 1999.

     43. Agreement between the Company and Pacific Rim Ventures Co., Ltd., dated April 1, 1999 concerning the consulting services pertaining to assisting with the business development activities leading to securing a corporate partnership for UTP (INS316) as an acute sputum induction agent in Japan and for Japan/Asia.

     44. Agreements between the Company and Quintiles Simirex dated June 30, 1999, August 10, 1998 and May 26, 1998, concerning the labeling, packaging, and shipment of INS365 for use in a clinical trial of mucociliary clearance in non-smokers and smokers.

     45. Agreement between the Company and North Carolina State University, College of Veterinary Medicine dated July 12, 1999, concerning activities relating to P2Y Receptor Agonist on Fresh and Extended Boar Semen.

     46. Agreement between the Company and Associates in Transformational Oncology Management (ATOM) dated July 15, 1999, concerning validation of market size and commercial value of INS316 (UTP).

     47. Agreement between the Company and Yamasa Corporation dated July 21, 1999, concerning the manufacturing of INS365 by Summit Pharmaceuticals Corporation for use in clinical trials.

     48. Confidential Disclosure Agreement between the Company and Pathology Associates International, dated July 1, 1998, and Agreement for Studies, dated July 1, 1998, concerning pathology consulting services and studies.



                                    - S12 -

     49. Agreement between the Company and Simbec Research Limited dated August 5, 1999, concerning the conduction of clinical trial of the lung deposition INS365 with three delivery devices.

     50. Sponsored Research between the Company and University of Southern California dated August 1, 1999, concerning the transport and metabolism of topically applied purinergic analogs.

     51. Sponsored Research Agreement between the Company and Schepens Eye Research Institute, dated August 1, 1999, concerning the development of human conjunctival, endocervical, and tracheal epithelial cell lines expressing mucins 4, 5AC, and 5B for testing agents that affect mucin secretion, and an Option Agreement, dated August 15, 1999, for an exclusive license by Inspire for any or all Inventions coming out of the work.

     52. Agreement between the Company and P.C.H. Integrated Regulatory Services dated August 3, 1999 for regulatory consulting services.

     53. Mutual Non-Disclosure Agreement, dated January 14, 1999, between the Company and Automatic Liquid Packaging, Woodstock, Illinois related to the manufacture of blow/fill/seal packaging for (INS365) and placebo.

     54. Sponsored Research Agreement between the Company and The Brigham and Women's Hospital, Inc., dated October 5, 1999, concerning the development of human conjunctival, endocervical, and tracheal epithelial cell lines expressing mucins 4, 5AC, and 5B for testing agents that affect mucin secretion.

     55. Agreement between the Company and JoAnn Gorden, dated October 1, 1999 for regulatory consulting services.

     56. Sponsored Research Agreement between the Company and Columbia University dated October 15, 1999, concerning research entitled "An Evaluation of the Effects of P2Y2 Purinergic Receptor Agonists on the Fluid Secretion of Excised Rabbit Conjunctival Epithelium."

     57. Sponsored Research Agreement between the Company and The Duke Eye Research Institute dated October 18, 1999, concerning research in accordance with its proposal entitled "The Effect of INS37217 on Subretinal Fluid Reabsorption in the Rabbit."

     58. Confidential Disclosure Agreement, dated September 24, 1999, between the Company and ClinSites Pharmaceutical Development Associates, and Agreement dated October 30, 1999, for monitoring, data management, and biostatistics for an ophthalmic clinical trial.



                                    - S13 -

     59. Agreement between the Company and Quintiles Laboratories Limited dated October 27, 1999 for clinical chemistry, hematology, and urinalysis for an ophthalmic clinical trial.

     60. Agreements, dated December 14, 1998 and November 22, 1999, between the Company and Aradigm Corporation related to feasibility testing of INS365 using the AERx system.

     61.  Also see Item 1 under Section 2.5(c) of this Schedule 1.

     62.  Also see Items 1, 2, 3, 4, 5 and 6 under Section 2.5(d) of this
          Schedule 1.



Section 2.18

     None.


Section 2.20

     The Company maintains a non-contributory 401(k) plan.



                                    - S14 -